                                                                    Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT:                                       INVESTOR CONTACT:
Nancy Farrar                                                  Neil Shoop
Farrar Public Relations                              Treasurer
817/937-1557                                                  214/589-8561

FOR IMMEDIATE RELEASE

                     TRINITY INDUSTRIES REPORTS 2003 RESULTS

DALLAS - February 25, 2004 - Trinity Industries, Inc. (NYSE:TRN) today reported financial results for the three months and year ended December 31, 2003.

        For the quarter ended December 31, 2003, the Company reported a loss of $0.8 million, or 4 cents per diluted share, on revenues of $415 million. This compares with a net loss of $11.5 million, or 25 cents per diluted share, on revenues of $349 million in the same quarter of 2002. The 2003 fourth quarter included an after-tax loss provision of $4.5 million (10 cents per diluted share) for certain North American rail and barge contracts that will be completed in 2004. The estimated losses on certain contracts resulted primarily from the effect of increases in steel prices related to scrap surcharges that Trinity was notified of in the first quarter of 2004.

        For the year ended December 31, 2003, the Company reported a loss of $10.0 million, or 25 cents per diluted share, on revenues of $1.4 billion. This compares with a net loss of $19.6 million, or 43 cents per diluted share, on revenues of $1.5 billion for 2002.

        "I am pleased with our overall operating performance during the 4th quarter. Each of our business segments other than Inland Barge improved over the same period last year," said Timothy R. Wallace, Trinity's Chairman, President and CEO. "In the fourth quarter, our Inland Barge Group's results were affected by $2.9 million of the after tax charges related to steel prices discussed above ($4.1 million before tax) and pre-tax litigation related expenses of $1.5 million. In our Construction Products Group, favorable weather conditions in the fourth quarter led to increased revenues in the Concrete & Aggregates and Highway Safety businesses. In our Industrial Products Group, year over year fourth quarter improvement in profits were due to improved margins in our propane tank and tank heads businesses. Our Railcar Leasing and Management Services Group's revenue increased year over year in the fourth quarter due primarily to increased railcar sales from the lease fleet," said Wallace.

        Trinity's North American railcar shipments increased 33% during the 4th quarter compared to the 3rd quarter of 2003 and 101% compared to the 4th quarter of 2002. "The quality of our product mix of railcars during the 4th quarter contributed to our increased profitability. Our North American backlog is at the highest level since March 2000 and we are planning to almost double our railcar shipments in 2004. We expect 2004 to be another transitional year for Trinity as our North American railcar and barge businesses rebound from the trough of their markets despite the fact that the majority of our manufacturing businesses are confronted with increasing steel prices and potential steel supply shortages. We are working day to day with suppliers of steel to mitigate the effect this will have on our product deliveries and profits," added Wallace.

        Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.


                              - TABLES TO FOLLOW -

                            TRINITY INDUSTRIES, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                     (in millions, except per share amounts)


                                                          Three Months                  Twelve Months
                                                       Ended December 31,             Ended December 31,
                                                   --------------------------      --------------------------
                                                      2003            2002           2003             2002
                                                   ----------      ----------      ----------      ----------
Revenues                                           $    414.5      $    349.4      $  1,432.8      $  1,487.3

Operating profit (loss)                            $      4.3      $     (2.0)     $     13.4      $     10.7

Other expense                                             5.4            11.6            27.7            35.1
                                                   ----------      ----------      ----------      ----------

Loss before income taxes                                 (1.1)          (13.6)          (14.3)          (24.4)

Provision (benefit) for income taxes                     (0.3)           (2.1)           (4.3)           (4.8)
                                                   ----------      ----------      ----------      ----------

Net loss                                                 (0.8)          (11.5)          (10.0)          (19.6)

Dividends on Series B preferred stock
                                                         (0.8)             --            (1.6)             --
                                                   ----------      ----------      ----------      ----------
Loss applicable to common share                    $     (1.6)     $    (11.5)     $    (11.6)     $    (19.6)
                                                   ==========      ==========      ==========      ==========
Loss per common share:
   Basic                                           $    (0.04)     $    (0.25)     $    (0.25)     $    (0.43)
                                                   ==========      ==========      ==========      ==========
   Diluted                                         $    (0.04)     $    (0.25)     $    (0.25)     $    (0.43)
                                                   ==========      ==========      ==========      ==========

Weighted average number of shares outstanding:
   Basic                                                 45.7            45.5            45.6            45.3
   Diluted                                               45.7            45.5            45.6            45.3

                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)

REVENUES:

                                          Three Months                   Twelve Months
                                       Ended December 31,              Ended December 31,
                                   --------------------------      --------------------------
                                      2003            2002            2003            2002
                                   ----------      ----------      ----------      ----------
Rail Group                         $    240.6      $    161.0      $    734.6      $    629.4

Construction Products Group             120.4           103.9           489.9           504.8

Inland Barge Group                       40.8            44.9           170.6           211.7

Industrial Products Group                36.3            37.9           124.8           143.1

Railcar Leasing &
Management Services Group                41.1            33.0           153.8           114.7

All Other                                 8.0             7.6            30.9            39.5

Eliminations                            (72.7)          (38.9)         (271.8)         (155.9)
                                   ----------      ----------      ----------      ----------
     Total revenues                $    414.5      $    349.4      $  1,432.8      $  1,487.3
                                   ==========      ==========      ==========      ==========


OPERATING PROFIT (LOSS):


                                                 Three Months                   Twelve Months
                                              Ended December 31,              Ended December 31,
                                          --------------------------      --------------------------
                                             2003            2002            2003            2002
                                          ----------      ----------      ----------      ----------
Rail Group                                $      7.3      $    (10.4)     $     (6.2)     $    (41.5)

Construction Products Group                      7.7             6.4            37.5            48.3

Inland Barge Group                              (5.2)            0.4            (4.7)            4.7

Industrial Products Group                        4.1             0.1             8.4             2.4

Railcar Leasing & Management
Services Group                                  10.5             9.9            41.0            31.3

All Other                                       (3.4)           (0.8)           (8.4)           (5.7)

Corporate & Eliminations                       (16.7)           (7.6)          (54.2)          (28.8)
                                          ----------      ----------      ----------      ----------
     Consolidated                         $      4.3      $     (2.0)     $     13.4      $     10.7
                                          ==========      ==========      ==========      ==========

                            TRINITY INDUSTRIES, INC.
                      Condensed Consolidated Balance Sheet
                                  (in millions)


                                                            December 31,
                                                   ------------------------------
                                                       2003              2002
                                                   ------------      ------------
Cash and equivalents                               $       46.0      $       19.1
Accounts receivable                                       198.1             168.2
Income tax receivable                                        --              50.0
Inventories                                               258.0             213.3
Net property, plant and equipment, at cost (1)            945.2             961.0
Other assets                                              560.6             544.9
                                                   ------------      ------------
                                                   $    2,007.9      $    1,956.5
                                                   ============      ============

Accounts payable and accrued liabilities           $      460.2      $      396.0
Debt (2)                                                  395.2             488.9
Deferred income                                            32.2              16.8
Other liabilities                                          58.7              53.2
Series B preferred stock                                   57.8                --
Stockholders' equity                                    1,003.8           1,001.6
                                                   ------------      ------------
                                                   $    2,007.9      $    1,956.5
                                                   ============      ============
(1) PROPERTY, PLANT AND EQUIPMENT
Corporate/Manufacturing:
     Property, plant and equipment                 $      868.6      $      857.7
     Accumulated depreciation                            (569.0)           (493.6)
                                                   ------------      ------------
                                                          299.6             364.1
                                                   ------------      ------------
Leasing:
     Equipment on lease                                   758.5             707.7
     Accumulated depreciation                            (112.9)           (110.8)
                                                   ------------      ------------
                                                          645.6             596.9
                                                   ------------      ------------
                                                   $      945.2      $      961.0
                                                   ============      ============
(2) DEBT
Corporate/Manufacturing - Recourse
     Revolving commitment                          $         --      $       48.0
     Term commitment                                      122.8             149.3
     Other                                                  5.7               6.4
                                                   ------------      ------------
                                                          128.5             203.7
                                                   ------------      ------------
Leasing - Recourse
     Equipment trust certificates                         170.0             170.0
     Other                                                   --               1.4
                                                   ------------      ------------
                                                          170.0             171.4
                                                   ------------      ------------
Leasing - Non-recourse
     Warehouse facility                                    71.1             113.8
     Other                                                 25.6                --
                                                   ------------      ------------
                                                           96.7             113.8
                                                   ------------      ------------
                                                   $      395.2      $      488.9
                                                   ============      ============


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